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                                                                      EXHIBIT 22

                         CHATTEM, INC. AND SUBSIDIARIES
                          SUBSIDIARIES OF THE COMPANY


      NAME OF SUBSIDIARY                    STATE OR COUNTRY OF INCORPORATION
- - - ------------------------------              ---------------------------------
Chattem (Canada) Inc.                                    Canada
Chattem (U.K.) Limited                                   England
HBA Insurance Limited                                    Bermuda
Signal Investment & Management Co.                       Delaware